Exhibit 99.1

[Standard Commercial Logo Appears Here]	Standard Commercial Corporation
P.O. Box 450, Wilson, NC 27894-0450
_________ 252/291-5507

NEWS RELEASE	For more information call
June 9, 2004	Timothy S. Price, 252-291-5507

STANDARD COMMERCIAL CORPORATION ANNOUNCES CASH DIVIDEND

WILSON, NC—Standard Commercial Corporation (STW-NYSE) today reported its Board of Directors has declared a quarterly cash dividend of $0.0875 per share on the common shares of the Company, payable on July 15, 2004 to common shareholders of record at the close of business on June 30, 2004.

STANDARD COMMERCIAL is the third largest independent leaf tobacco dealer in the world and operates in over thirty countries.

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2201 Miller Road, Wilson NC 27893 • Telex 802840 • Fax 252/237-9307